EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Instapay Systems, Inc.

We consent to the incorporation by reference in the Registration Statement of Instapay Systems, Inc., on Form SB-2 to be filed with the Commission on or about June 4, 2004 of our Independent Auditors' Report dated April 15, 2004 covering the financial statements of Instapay Systems, Inc. for the year ended December 31, 2003, which is in its Form 10-KSB for the fiscal year ended December 31, 2003.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
June 4, 2004